                                                                     EXHIBIT 3.4

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE  PAGE 1

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "RADIO ONE LICENSES, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "RADIO ONE LICENSES, INC." TO "RADIO ONE LICENSES, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9:01 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY DAY OF DECEMBER, A.D. 2001

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                        [SEAL]         HARRIET SMITH WINDSOR, SECRETARY OF STATE

2732539  8100V                                           AUTHENTICATION: 1522616

010660306                                                         DATE: 12-21-01

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    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:01 AM 12/20/2001
   010660306 - 2732589

                               STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                             FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                              PURSUANT TO SECTION
                          266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Radio One Licenses, Inc.

2.) The date the Certificate of Incorporation was filed on is March 27, 1997.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Radio One Licenses, Inc.

4.) The name of the limited liability company as set forth in the formation is Radio One Licenses, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001

                                                Radio One Licenses, Inc.

                                                By: /s/ Linda J. Eckard Vilardo
                                                    ----------------------------
                                                    Authorized Officer

                                              NAME: LINDA J. ECKARD VILARDO
                                                    ----------------------------
                                                    VICE PRESIDENT

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